Exhibit 3.111

Doc ID g         200620101106

THE SEAL OF THE SECRETARY OF STATE OF OHIO

www.state.oh.us/sos

e-mail: busserv@sos.state.oh.us

Prescribed by J. Kenneth Blackwell

Ohio Secretary of State

Central Ohio: (614) 466-3910

Toll Free: 1-877-SOS-FILE (1-877-767-3453)

Expedite this Form: [ILLEGIBLE]

Yes PO Box 1390

Columbus, OH 43216

[ILLEGIBLE]

No PO Box 670

Columbus, OH 43216

ORGANIZATION / REGISTRATION OF

LIMITED LIABILITY COMPANY

(Domestic or Foreign)

Filing Fee $125.00

THE UNDERSIGNED DESIRING TO FILE A:

(CHECK ONLY ONE (1) BOX)

(1) [X] Articles of Organization for Domestic Limited Liability Company

(115-LCA)

ORC 1705

(2) [ ] Application for Registration of Foreign Limited Liability Company

[ILLEGIBLE]

ORC 1705

(Date of Formation) (State)

Complete the general information in this section for the box checked above.

Name Ten Lakes Center, LLC

[ ] Check here if additional provisions are attached

* if box (1) is checked, name must include one of the following endings: Limited Liability company, [ILLEGIBLE], Ltd, L.t.d. , LLC L.L.C.

Complete the information in this section if box (1) is checked.

Effective Date (Optional)

(mm/dd/yyyy)

Date specified can be no more than 30 days after of filing. If a date is specified, the date must be a date on or other the date of filing.

This limited liability company shall exist for

perpetual

(Optional)

(Period of existence)

Purpose

(Optional)

The address to which interested persons may direct request for copies of any operating agreement and any bylaws of this limited liability company is

(Optional)

(Name)

(Street)

NOTE: P.O. Box Addresses are NOT acceptable.

(City) (State) (Zip Code)

[ILLEGIBLE]

Last Revised May 2002

Doc ID g        200620101106

Complete the information in this section if box (1) is checked Cont.

ORIGINAL APPOINTMENT OF AGENT

The undersigned authorized member, manager or representative of

Ten Lakes Center, LLC

(name of limited liability company)

hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the limited liability company may be served. The name and address of the agent is:

CT Corporation System

(Name of Agent)

1300 East 9th Street

(Street) NOTE: P.O. Box Addresses are NOT acceptable

Cleveland Ohio 44114

(City) (State) (Zip Code)

Must be authenticated by an authorized representative

Brian R. Browder, Organizer July 12, 2006

Authorized Representative Date

Authorized Representative Date

ACCEPTANCE OF APPOINTMENT

The undersigned, named herein as the statutory agent for

Ten Lakes Center, LLC

(name of limited liability company)

hereby acknowledges and accepts the appointment of agent for said limited liability company

James H. Tanks III

Assistant Secretary

PLEASE SIGN PAGE (3) AND SUBMIT COMPLETED DOCUMENT

[ILLEGIBLE]

Last Revised: May 2002

Doc ID g        200620101106

Complete the information in this section if box (2) is checked.

The address to which interested person may direct requests for copies of any operating agreement and any bylaws of this limited liability company is

(Name)

(Street) NOTE: P.O. Box Addresses are NOT acceptable

(City) (State) (Zip Code)

The name under which the foreign limited liability company desires to transact business in Ohio is

The limited liability company hereby appoints the following as its agent upon whom process against the limited liability company may be served in the state of Ohio. The name and complete address of the agent is

(Name)

(Street) Note: P.O. Box Addresses are NOT acceptable

Ohio

(City) (State) (Zip Code)

The limited liability company irrevocably consents to service of process on the agent listed above as long as the authority of the agent continues, and to service of process upon the OHIO SECRETARY OF STATE if:

a. the agent cannot be found, or

b. the limited liability company fails to designate another agent when required to do so, or

c. the limited liability company’s registration to do business in Ohio expires or is cancelled.

REQUIRED

Must be authenticated (signed)

by an authorized representative

(See Instructions)

Authorized Representative

July 12, 2005

Date

Brian R. Browder, Organizer

(Print Name)

511 Union Street, Suite 2700

Nashville, Tennessee 37219

Authorized Representative

Date

(Print Name)

[ILLEGIBLE]

Last Revised: May 2002